Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

EMULEX MICRO DEVICES CORPORATION

ARTICLE I

Name of Corporation

The name of the corporation is EMULEX MICRO DEVICES CORPORATION.

ARTICLE II

Registered Office

The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

Purpose

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Authorized Capital Stock

The corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the corporation is Twenty Six Million (26,000,000) shares, divided into Twenty Five Million (25,000,000) shares of Common Stock, par value $0.10 per share, and One Million (1,000,000) shares of Preferred Stock, par value $0.10 per share.

The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby authorized to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of any series of shares of Preferred Stock, including without limitation the dividend rate, conversion rights, redemption price, voting rights and liquidation preference, of any such series, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

ARTICLE V

Vote of Stockholders

A. No vote at any meeting of stockholders need be by written ballot unless the board of directors, in its discretion, or the officer of the corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

B. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

ARTICLE VI

Board Power Regarding By-laws

In furtherance and not in limitation of the powers conferred by statute, the board of directors shall have the power to make, adopt, amend, rescind or repeal the By-laws of the corporation.

ARTICLE VII

Incorporator

The incorporator is Robert H. Goon, whose mailing address is 2121 Avenue of the Stars, Tenth Floor, Los Angeles, California 90067.

ARTICLE VIII

Limitation of Director Liability

No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. In the event that the law of any jurisdiction other than the State of Delaware shall be found to apply to any director, the personal liability of such director to the corporation or any of its stockholders for monetary damages shall be eliminated to the fullest extent permissible under that state’s law.

Any repeal or modification of this Article VIII by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE IX

Corporate Power

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, does make, file and record this Certificate.

Dated: November 13, 1992	/s/ Robert H. Goon
Robert H. Goon, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

EMULEX MICRO DEVICES CORPORATION

Emulex Micro Devices Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That in lieu of a meeting and vote of the Board of Directors, the directors have approved the following resolution by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware:

“RESOLVED, that Article I of the Certificate of Incorporation of this Corporation be amended to be and read as follows:

“ARTICLE I

Name of Corporation

The name of the corporation is QLOGIC CORPORATION.”

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation to approve the above-referenced amendment, the sole stockholder of the Corporation has consented to said amendment in writing pursuant to the requirements of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused Bob L. Corey, Vice President, to execute and Robert H. Goon, Assistant Secretary, to attest this Certificate of Amendment on May 26, 1993.

By:	/s/ Bob L. Corey
Bob L. Corey, Vice President

Attest:

/s/ Robert H. Goon
Robert H. Goon, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QLOGIC CORPORATION

QLogic Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a special meeting of the stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV of the Corporation’s Certificate of Incorporation be amended to read as follows:

“ARTICLE IV

Authorized Capital Stock

The corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the corporation is 13,500,000 shares, divided into 12,500,000 shares of Common Stock, par value $0.10 per share, and 1,000,000 shares of Preferred Stock, par value $0.10 per share. Upon the effectiveness of the Amendment, each two outstanding shares of Common Stock, par value $.10 per share, shall be converted and changed into one share of Common Stock, par value $0.10 per share.

The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby authorized to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of any series of shares of Preferred Stock, including without limitation the dividend rate, conversion rights, redemption price, voting rights and liquidation preference, of any such series, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.”

SECOND: That in lieu of a meeting and vote of the stockholder of the Corporation to approve the above-referenced amendment, the holder of all of the outstanding stock of the Corporation has consented to said amendment in writing, pursuant to the requirements of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Melvin G. Gable, its President and Chief Executive Officer, and Michael Manning, its Secretary and Treasurer, this 24th day of February, 1994.

By:	/s/ Melvin G. Gable
Melvin G. Gable,
President and Chief Executive Officer

Attest:

/s/ Michael Manning
Michael Manning,
Secretary and Treasurer

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES

AND PRIVILEGES OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

QLOGIC CORPORATION

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

We, H.K. Desai and Michael R. Manning, the President and Secretary, respectively, of QLogic Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on June 4, 1996 adopted the following resolution creating a series of 200,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $.001 par value, of the Corporation, to be designated “Series A Junior Participating Preferred Stock”, initially consisting of 200,000 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock”, par value $.001 per share, and the number of shares constituting such series shall be 200,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of

September, December, March and June in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after June 20, 1996 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case, the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend payable in shares of Common Stock.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares, is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in

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shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Junior Participating Preferred Stock as required by Section 2 hereof.

(B) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

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(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $100.00 per share, provided that in the event the Corporation does not have sufficient assets, after payment of its liabilities and distribution to holders of Preferred Stock ranking prior to the Series A Participating Preferred Stock, available to permit payment in full of the $100.00 per share amount, the amount required to be paid under this Section 6(A)(1) shall, subject to Section 6(B) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series A Participating Preferred Stock or (2) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of (1) or (2), the “Series A Liquidation Preference”). In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

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Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 4th day of June, 1996.

/s/ H.K. Desai
H.K. Desai, President

ATTEST:

/s/ Michael R. Manning
Michael R. Manning, Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QLOGIC CORPORATION

A DELAWARE CORPORATION

(Pursuant to Section 242 of the Delaware General Corporation Law)

QLOGIC CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of QLogic Corporation, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that, effective as of February 15, 1999, the second and third sentences of the first paragraph of ARTICLE IV: “Authorized Capital Stock,” of the corporation’s Certificate of Incorporation be amended and restated in their entirety as follows:

“The amount of total authorized capital stock of the corporation is 51,000,000 shares, divided into 50,000,000 shares of Common Stock, par value $0.05 per share, and 1,000,000 shares of Preferred Stock, par value $0.10 per share. Upon the effectiveness of this Certificate of Amendment of Certificate of Incorporation, each issued and outstanding share of the corporation’s Common Stock, par value $0.10 per share, shall automatically and without any action on the part of the holder thereof be reclassified as and changed into two shares of the corporation’s Common Stock, par value $0.05 per share.”

RESOLVED FURTHER, that the foregoing amendment of the Certificate of Incorporation shall in no way modify, amend or supersede the corporation’s Certificate of Designation filed in the office of the Secretary of State of Delaware on June 14, 1996, which is hereby affirmed.

SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation, as required by statute and by the Certificate of Incorporation, gave their written consent in favor of the foregoing amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and written notice thereof was provided to stockholders who did not so consent.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, QLogic Corporation has caused this Certificate of Amendment to be signed by its duly authorized Chief Executive Officer, H.K. Desai, and attested by its duly authorized Secretary, Michael R. Manning, this 5 day of February, 1999.

QLOGIC CORPORATION, a Delaware corporation

By:	/s/ H.K. Desai
H.K. Desai,
Chief Executive Officer

ATTEST:

/s/ Michael R. Manning
Michael R. Manning,

Secretary

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QLOGIC CORPORATION,

A DELAWARE CORPORATION

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

QLogic Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), through its duly authorized officer and by authority of its Board of Directors, does hereby certify:

(1) In accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, at a meeting of the Board of Directors of the Corporation held on June 25, 1999, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the second and third sentences of the first paragraph of ARTICLE IV: “Authorized Capital Stock,” of this Corporation’s Certificate of Incorporation be amended and restated to read in their entirety as follows:

“The amount of total authorized capital stock of the corporation is 151,000,000 shares, divided into 150,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share. Upon the filing of this Certificate of Amendment of Certificate of Incorporation, the par value per share of each authorized share of the corporation’s Common Stock and Preferred Stock, respectively, shall automatically and without any action on the part of respective holders thereof be and become reclassified as Common Stock and Preferred Stock, respectively, par value $0.001 per share.”

(2) That thereafter, pursuant to resolution of its Board of Directors, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the Corporation’s stockholders approved the foregoing amendment by the necessary number of shares of capital stock of the corporation, as required by statute and by the Certificate of Incorporation, at the annual meeting of stockholders held September 28, 1999, which was held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

(3) That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Thomas R. Anderson, its duly authorized officer, this 4th day of January, 2000.

QLOGIC CORPORATION

By:	/s/ Thomas R. Anderson
Thomas R. Anderson, Vice President and
Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QLOGIC CORPORATION

a Delaware Corporation

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

QLogic Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), through its duly authorized officer and by authority of its Board of Directors, does hereby certify:

(1) In accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, at a meeting of the Board of Directors of the Corporation held on June 21, 2000, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the second sentence of the first paragraph of ARTICLE IV: “Authorized Capital Stock,” of this Corporation’s Certificate of Incorporation be amended and restated to read in its entirety as follows:

“The amount of total authorized capital stock of the corporation is 501,000,000 shares, divided into 500,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share.”

(2) That thereafter, pursuant to resolution of its Board of Directors, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the Corporation’s stockholders approved the foregoing amendment by the necessary number of shares of capital stock of the corporation, as required by statute and by the Certificate of Incorporation, at the annual meeting of stockholders held September 18, 2000, which was held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

(3) That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Thomas R. Anderson, its duly authorized officer, this 28th day of September, 2000.

QLOGIC CORPORATION

By:	/s/ Thomas R. Anderson
Thomas R. Anderson,
Vice President and Chief Financial Officer

CERTIFICATE OF ELIMINATION

OF THE

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

QLOGIC CORPORATION

Pursuant to Section 151(g)

of the General Corporation Law

of the State of Delaware

QLogic Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of two hundred thousand (200,000) shares of Series A Junior Participating Preferred Stock of the Company (the “Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on June 14, 1996, filed a Certificate of Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware.

2. That no shares of said Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

3. That the Board of Directors of the Company has adopted the following resolutions:

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the “Certificate of Designation”) filed in the office of the Secretary of State of the State of Delaware on June 14, 1996, the Company authorized the issuance of a series of two hundred thousand (200,000) shares of Series A Junior Participating Preferred Stock of the Company (the “Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

WHEREAS, no shares of the Preferred Stock have been issued by the Company; and

WHEREAS, as of the date hereof, no shares of such Preferred Stock are outstanding and no shares of such Preferred Stock will be issued subject to said Certificate of Designation; and

WHEREAS, it is desirable that all matters set forth in the Certificate of Designation with respect to such Preferred Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that all matters set forth in the Certificate of Designation with respect to such Preferred Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company; and it is further

RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to such Preferred Stock shall be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

4. That, accordingly, all matters set forth in the Certificate of Designation with respect to the Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

IN WITNESS WHEREOF, QLogic Corporation has caused this Certificate to be executed by its duly authorized officer this 9th day of February, 2012.

QLOGIC CORPORATION

By:	/s/ Michael L. Hawkins
Name: Michael L. Hawkins
Title: VP, General Counsel & Secretary